------------------
                                      BAKER
                                        &
                                  HOSTETLER LLP
                               ------------------
                               COUNSELLORS AT LAW

--------------------------------------------------------------------------------
 CAPITOL SQUARE, SUITE 2100 o 65 EAST STATE STREET o COLUMBUS, OHIO 43215-4260
                      (614) 228-1541 o FAX (614) 462-2616

                                                                 CHARLES H. HIRE
                                      WRITER'S DIRECT DIAL NUMBER (614) 462-4729
                                                      E-MAIL: CHIRE@BAKERLAW.COM


                                December 30, 2005

Diamond Hill Funds
375 North Front Street, Suite 300
Columbus, Ohio 43215

Gentlemen:

      This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 22 to the Registration Statement of Diamond Hill Funds, formerly The BSG Funds (the "Trust"), on Form N-1A.

      We have examined a copy of the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust's by-laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

      Based upon the foregoing, we are of the opinion that after Post Effective Amendment No. 22 is effective for purposes of federal and applicable state securities laws, the shares of Diamond Hill Small-Mid Cap Fund and Diamond Hill Select Fund, each a series of the Trust (together, the "Funds"), when issued in accordance with the then current Prospectus and Statement of Additional Information of such Funds, will be legally issued, fully paid and non-assessable.

      We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment No. 22 referred to above.

                                   Very truly yours,

                                   /s/ Baker & Hostetler LLP
                                   ------------------------------------------
                                   Baker & Hostetler LLP


CINCINNATI o CLEVELAND o COLUMBUS o COSTA MESA o DENVER o HOUSTON o LOS ANGELES
                        NEW YORK o ORLANDO o WASHINGTON
                                www.bakerlaw.com